Exhibit 10.1

July 17, 2024

Jaguar Health, Inc.

200 Pine Street, Suite 400

San Francisco, CA 94104

Attn: Lisa A. Conte, President & CEO

Dear Ms. Conte:

Reference is made to the At The Market Offering Agreement, dated as of December 10, 2021 (the “ATM Agreement”), between Jaguar Health, Inc. (the “Company”) and Ladenburg Thalmann & Co., Inc. (the “Ladenburg”), as amended by way of letter agreements dated February 2, 2022 and May 23, 2024. This letter (the “Amendment”) constitutes an agreement between the Company and Ladenburg to amend the ATM Agreement to add Lucid Capital Markets, LLC (“Lucid” and together with Ladenburg, the “Managers”), as a party thereto, to serve as a Manager and agent pursuant to the ATM Agreement, as more fully set forth herein. Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1.             Effective as of the date hereof, the first paragraph of the ATM Agreement is replaced in its entirety with the following:

“Jaguar Health, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Ladenburg Thalmann & Co. Inc. and Lucid Capital Markets, LLC (the “Managers”) as follows:”

2.             Effective as of the date hereof, the signature page of ATM Agreement amended to provide the following address and authorized persons for Lucid to which Terms Agreements, Notices and acceptance may be sent pursuant to and in connection with ATM Agreement:

Lucid Capital Markets, LLC

570 Lexington Avenue, 40th Floor

New York, NY 10022

Ken Brush (kbrush@lucidcm.com)

Vlad Ivanov (vivanov@lucidcm.com)

3.             This Amendment, and the Agreement to add Lucid as a party and Manager under the ATM Agreement, shall be in effect from the date hereof until September 30, 2024, unless extended by the parties hereto. If not amended or extended prior to September 30, 2024, then after such date Ladenburg will be the sole Manager, and Lucid shall no longer be a Manager, under the ATM Agreement. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company, Ladenburg and Lucid.

4.             The Company, Ladenburg and Lucid hereby agree that the date of this Amendment shall be a Representation Date under the ATM Agreement (provided, however, that the deliverables under Section 4(m) of the ATM Agreement shall not be required on the date of this Amendment) and the Company shall file a Prospectus Supplement with the Commission on the date hereof.

5.             In connection with the amendments to the ATM Agreement set forth herein, the Company shall reimburse Ladenburg for the fees and expenses of Ladenburg’s counsel in an amount not to exceed $2,500, which shall be paid on the date hereof, such amount to be inclusive of the expenses incurred in the due diligence session with respect to the Representation Date hereof.

6.             The Company, Ladenburg and Lucid, by the execution of this Amendment, hereby consent to the amendments, modifications and supplements to the ATM Agreement contemplated herein.

7.             Except as set forth above, no other amendments to the ATM Agreement are intended by the parties hereto, are made, or shall be deemed to be made, pursuant to this Amendment, and all provisions of the ATM Agreement, including all exhibits thereto, unaffected by this Amendment shall remain in full force and effect.

8.             Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the ATM Agreement.

9.             This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company, Ladenburg and Lucid, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

LADENBURG THALMANN & CO., INC.

By:	/s/ Nicholas Stergis
Name: Nicholas Stergis
Title: Managing Director Investment Banking

LUCID CAPITAL MARKETS, LLC

By:	/s/ Vlad Ivanov
Name: Vlad Ivanov
Title: Managing Director

Accepted and Agreed:

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: President & CEO

[SIGNATURE PAGE TO JAGX AMENDMENT TO

ATM AGREEMENT]